UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2007
OCEANIC EXPLORATION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-08521	84-0591071

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 East Dorado Place, Suite 250, Englewood, Colorado	80111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 220-8330
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure, Election or Appointment of Directors or Officers
On May 7, 2007, Mr. Charles N. Haas notified the Board of the Directors (the Board) of Oceanic Exploration Company (Oceanic) that he will resign as President of Oceanic effective May 31, 2007. His resignation was not the result of any disagreement with the Company’s policies, procedures or practices. Mr. Haas will continue to serve as a member of the Board.
A replacement for Mr. Haas will be named as soon as possible.

Dated: May 7, 2007
Oceanic Exploration Company
/s/ Courtney Cowgill
CFO/Corporate Treasurer